SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 3, 1997


                         BIG FLOWER PRESS HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

       New York                     1-14084                    13-376-8322
(State or Other Jurisdiction      (Commission                 (IRS Employer
       of Incorporation)           File Number)              Identification No.)

3 East 54th Street, New York, New York                            10022
(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (212) 521-1600




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ITEM 5.  OTHER EVENTS.

         On Friday, October 3, 1997 the Registrant issued a press release announcing its intention to adopt a new corporate legal structure. Big Flower Incorporated will become the new parent holding company of Big Flower Press Holdings, Inc. ("Big Flower Press"), which will become a wholly-owned subsidiary. The purpose of the reorganization is to facilitate certain financings, including a proposed $100 million private offering of Convertible Quarterly Income Preferred Securities to be effected by a newly created subsidiary of Big Flower Incorporated. A copy of the press release is attached as an exhibit hereto and is incorporated by reference herein in its entirety.

         The reorganization will be effected pursuant to Section 251(g) of the Delaware General Corporation Law, and will be structured in a manner that will not require action by the stockholders of Big Flower Press, whose rights, privileges and interests will remain the same with respect to the new parent corporation.

         In addition to announcing the proposed offering of Convertible Quarterly Income Preferred Securities, Big Flower Press announced its intention to effect a $100 million private offering of Senior Subordinated Notes due 2007. Proceeds from the two offerings will be applied to repay indebtedness incurred in connection with recent acquisitions.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The following exhibits are filed herewith:

Exhibit
Number            Description
-------           --------------------------------------------------------------
99.1              Registrant's press release, dated October 3, 1997




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BIG FLOWER PRESS HOLDINGS, INC.


Date: October 6, 1997                       By: /s/ Mark A. Angelson
                                               ---------------------------------
                                               Mark A. Angelson
                                               Executive Vice President





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                                  EXHIBIT INDEX



                                                                Sequentially
Exhibit No.  Description                                        Numbered Page
-----------  -------------------------------------------------  ----------------

  99.1       Registrant's press release, dated October 3, 1997       5









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

                                                              EXHIBIT NO. 99.1




               BIG FLOWER TO ADOPT NEW HOLDING COMPANY STRUCTURE,
                          MAKE NEW SECURITIES OFFERINGS


         New York City, October 3, 1997 -- Big Flower Press Holdings, Inc. (NYSE:BGF), announced today that it intends to adopt a new corporate legal structure. Big Flower Incorporated will become the new parent holding company of Big Flower Press Holdings, Inc. ("Big Flower Press"), which will become a wholly-owned subsidiary, and the Common Stock of Big Flower Press will be automatically exchanged for common stock of the new holding company. The purpose of this reorganization is to facilitate certain financings, including a proposed $100 million private offering of Convertible Quarterly Income Preferred Securities to be effected by a newly created subsidiary of Big Flower Incorporated.
         The business operations of Big Flower Press will not change as a result of implementing the new legal structure. The reorganization will be effected pursuant to Section 251(g) of the Delaware General Corporation Law, and will be structured in a manner that will not require action by the stockholders of Big Flower Press, whose rights, privileges and interests will remain the same with respect to the new parent corporation. Big Flower Press' name, charter, by-laws and board of directors will not change as a result of the reorganization, and Big Flower Incorporated, the new holding company, will have the same board of directors as Big Flower Press. The common stock of Big Flower Incorporated will trade under the ticker symbol "BGF" of the NYSE and the CUSIP for its common stock will be the same as that of Big Flower Press.

                                    - more -

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


         In addition to the proposed offering of Convertible Quarterly Income Preferred Securities, Big Flower Press announced its intention to effect a $100 million private offering of Senior Subordinated Notes due 2007. Proceeds from the two offerings will be applied to repay indebtedness incurred in connection with the recently announced acquisitions of Olwen Direct Mail, a full-service, UK-based direct mail producer, Columbine JDS Systems, a leading computer-based management service provider for the broadcast industry, and RCPC, a leading California based provider of retail advertising inserts.

         The Convertible Quarterly Income Preferred Securities and Senior Subordinated Notes proposed to be offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from registration requirements.

                                      # # #

For more information contact:  Mark A. Angelson
                               Executive Vice President, General Counsel and Secretary of the Board of Directors 212-521-1621









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